UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On March 19, 2020, Gevo, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on a proposal to approve, for purposes of the rules of The Nasdaq Stock Market LLC, the potential issuance of more than 19.99% of the Company’s outstanding common stock (the “Proposal”) upon conversion of, or related to, the Company’s 12.0% Convertible Senior Secured Notes due 2020/2021 (the “New Notes”). A total of 5,561,515 shares of the Company’s common stock outstanding and entitled to vote were represented in person or by proxy at the Special Meeting, representing approximately 38.37% of the total number of shares entitled to vote at the meeting. The number of shares present in person or by proxy was insufficient to establish a quorum for transacting business at the Special Meeting. As a result, no matters were submitted to a vote of stockholders at the Special Meeting, and therefore, the Proposal has not been approved by stockholders. The Company did not adjourn the meeting to seek additional votes in order to establish a quorum. At the time of the Special Meeting, proxies for 5,106,995 shares, or 92.6% of the proxies submitted, had voted “FOR” the Proposal, with 406,794 shares, or 7.4% of the proxies submitted, voting “AGAINST” the Proposal.

Although the Proposal was not approved by stockholders, the New Notes remain outstanding. The New Notes are due December 31, 2020, and the Company will not have the option to potentially extend the maturity date to April 1, 2021. Shares of the Company’s common stock may not be issued under the indenture by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee (the “Indenture”) in excess of 19.99% of the outstanding shares of the Company’s common stock on the date of the Indenture, and the Company is not able to redeem the New Notes.

.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: March 23, 2020	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary